Exhibit 99.1

Contact:	Mary Ann Jackson
Investor Relations
952-487-7538
mjackson@apog.com

For Immediate Release

Monday, February 12, 2007

APOGEE INCREASES FY07 OUTLOOK, PROVIDES FY08 GUIDANCE

MINNEAPOLIS, MN (February 12, 2007) – Apogee Enterprises, Inc. (Nasdaq:APOG) today increased its fiscal 2007 earnings outlook and provided fiscal 2008 earnings guidance. Apogee provides distinctive value-added glass solutions for the architectural, large-scale optical and automotive industries.

FISCAL 2007 OUTLOOK

“We are pleased to increase our outlook for fiscal 2007 earnings to $1.04 to $1.10 per share due to stronger performance to date in our fourth quarter, which ends March 3, 2007,” said Russell Huffer, chairman and chief executive officer. Prior guidance was for earnings of $0.98 to $1.04 per share for the current year.

“We now anticipate that our revenues will be near the top of our prior range of 12 to 15 percent growth, with all of our businesses performing at or better than expectations,” said Huffer.

“Our architectural and large-scale optical segments are expected to achieve operating margins at or near the top of our prior ranges, while the performance of our auto glass businesses, including the distribution joint venture, will be slightly more favorable than anticipated,” he said. Prior fiscal 2007 operating margin guidance was 5.6 to 5.8 percent for the architectural segment and 11 to 12 percent for the large-scale optical segment.

“In addition, our outlook is for positive full-year free cash flow, and a slightly lower tax rate due to the extension of the federal research and development income tax credit,” said Huffer. Free cash flow is defined as operating cash flow less capital expenditures.

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Apogee Enterprises, Inc. • 7900 Xerxes Avenue South • Minneapolis, MN 55431 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

FISCAL 2008 OUTLOOK

“For fiscal 2008, we expect to build on our strong finish to the current year,” said Huffer. “We anticipate another year of significant growth in fiscal 2008, led by the performance of our architectural segment. Our outlook is for earnings of $1.20 to $1.30 per share on overall revenue growth of 8 to 11 percent. Our architectural segment backlog, which has increased to approximately $398 million from $390 million at the end of the third quarter, supports this growth.

“For our architectural segment, we’re anticipating revenue growth of 12 to 15 percent as we bring on new capacity, and operating margins of 6.4 to 6.7 percent, up significantly from our expected operating margin of approximately 5.8 percent for fiscal 2007,” he said. “We expect to maintain the operating improvements we’ve achieved in our architectural glass business, while starting up our new Southwest facility during the first quarter. At the same time, we anticipate continued improvement in our installation and window businesses.

“Our commercial construction markets continue strong and the sectors we serve value our energy-efficient, hurricane and blast value-added glass products and services,” said Huffer.

“As we continue to focus on growing our value-added picture framing glass business and transition away from pre-framed art and consumer electronics products, we expect our large-scale optical revenues will be down slightly in fiscal 2008,” he said.

“Our auto glass revenues will decline significantly as we complete our exit of the auto replacement windshield market.”

The following statements are based on current expectations for fiscal 2008. These statements are forward-looking, and actual results may differ materially.

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Overall fiscal 2008 revenues for the year are expected to increase 8 to 11 percent. (Fiscal 2008 is a 52-week year, while the prior year had 53 weeks; on a comparable-year basis, fiscal 2008 growth would be approximately 10 to 13 percent.)

–	Architectural segment revenues are expected to increase 12 to 15 percent.

–	Large-scale optical segment revenues are expected to be down slightly.

–	Auto glass segment revenues are expected to be down significantly.

•	Expected annual operating margins by segment are: architectural, 6.4 to 6.7 percent; large-scale optical, 10 to 11 percent; and auto glass, roughly breakeven.

•	Equity in affiliates, which reflects Apogee’s portion of the results of the PPG Auto Glass joint venture, is expected to report pre-tax earnings of just over $2 million.

•	Capital expenditures are projected to be approximately $40 to $45 million, including capital for capacity expansions in the architectural and large-scale optical segments.

•	Depreciation and amortization are estimated at $20 million for the year.

•	Debt is expected to be approximately $40 to $50 million at year end.

•	The effective tax rate for the full year is anticipated to be approximately 36 percent.

•	Fiscal 2008 earnings per share are expected to range from $1.20 to $1.30.

The discussion above, including all statements in the Outlook section, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements,

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Apogee Enterprises, Inc. • 7900 Xerxes Avenue South • Minneapolis, MN 55431 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: operational risks within (A) the architectural segment: i) competitive, price-sensitive and changing market conditions, including unforeseen delays in project timing and work flow; ii) economic conditions and the cyclical nature of the North American commercial construction industry; iii) product performance, reliability or quality problems that could delay payments, increase costs, impact orders or lead to litigation; iv) the segment’s ability to fully utilize production capacity; and v) construction and ramp-up to full production of the announced third Viracon plant in a timely and cost-efficient manner; (B) the large-scale optical segment: i) markets that are impacted by consumer confidence and trends; ii) dependence on a relatively small number of customers; iii) changing market conditions, including unfavorable shift in product mix; and iv) ability to utilize manufacturing facilities; and (C) the auto glass segment: i) transition of markets served by Viracon/Curvlite; ii) changes in market dynamics; iii) market seasonality; iv) highly competitive, fairly mature industry; and v) performance of the PPG Auto Glass, LLC joint venture. Additional factors include: i) revenue and operating results that are volatile; ii) self-insurance risk related to a material product liability event and to health insurance programs; iii) the costs of compliance with governmental regulations relating to hazardous substances; iv) management of discontinued operations exiting activities; v) foreign currency risk related to discontinued operations; and vi) impacts from implementation of Financial Interpretation Number (FIN) 48 regarding accounting for income taxes. The company cautions readers that actual future results could differ materially from those described in the forward-looking statements. The company wishes to caution investors that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the foregoing and other risks and uncertainties, see Item 1A of the company’s Annual Report on Form 10-K for the fiscal year ended February 25, 2006.

Apogee Enterprises, Inc., headquartered in Minneapolis, is a world leader in technologies involving the design and development of value-added glass products and services. The company is organized in three segments:

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Architectural products and services companies design, engineer, fabricate, install, maintain and renovate the walls of glass and windows comprising the outside skin of commercial and institutional buildings. Businesses in this segment are: Viracon, the leading fabricator of coated, high-performance architectural glass for global markets; Harmon, Inc., one of the largest U.S. full-service building glass installation, maintenance and renovation companies; Wausau Window and Wall Systems, a manufacturer of custom aluminum window systems and curtainwall; and Linetec, a paint and anodizing finisher of window frames and PVC shutters.

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Large-scale optical segment consists of Tru Vue, a value-added glass and acrylic manufacturer for the custom framing and pre-framed art markets, and a producer of optical thin film coatings for consumer electronics displays.

•	Automotive replacement glass and services segment consists of Viracon/Curvlite, a U.S. fabricator of aftermarket foreign and domestic car windshields.

Apogee Enterprises, Inc. • 7900 Xerxes Avenue South • Minneapolis, MN 55431 • (952) 835-1874 • www.apog.com